PLEDGE AND SECURITY AGREEMENT


     This PLEDGE AND SECURITY AGREEMENT (this
``Agreement'') is dated as of October [9], 1996 and entered into by and between FRUEHAUF TRAILER CORPORATION, a Delaware corporation, as debtor and debtor-in-possession
(``FTC''), EACH OF THE SUBSIDIARIES OF FTC LISTED ON THE
SIGNATURE PAGES HERETO (the ``Subsidiaries''), as debtor and debtor-in-possession (FTC and such Subsidiaries, shall be individually referred to herein as a ``Grantor'' or ``Borrower'' and jointly and severally as ``Grantors'' or ``Borrowers''), and MADELINE, L.L.C., a Delaware limited liability company (``Secured Party'' or ``Lender'') .


                         R E C I T A L S

     WHEREAS, Borrowers and Lender have entered into that certain Debtor-In-Possession Credit Agreement, dated as of October [9], 1996 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the ``Credit
Agreement''; the terms defined therein and not otherwise defined herein being used herein as therein defined), pursuant to which the Lender has made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrowers;

     WHEREAS, each of the Borrowers is jointly and severally liable for the performance of the Obligations and desires to secure all of its Obligations under the Credit Agreement and the other Loan Documents to which it is a party;

     WHEREAS, it is a condition precedent to the initial extensions of credit by the Lender under the Credit
Agreement that Grantors shall have granted the security interests and undertaken the obligations contemplated by this Agreement; and

     WHEREAS, each Grantor will receive value and obtain benefits in exchange for delivering this Agreement securing their Obligations arising from time to time under the Credit Agreement, the receipt of which value and benefits are hereby acknowledged, and each Grantor, accordingly, desires to enter into this Agreement in order to satisfy the condition precedent described in the foregoing paragraph.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to enter into the Credit
Agreement and extend credit thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree with Secured Party as follows:

Section 1.     Grant of Security

     As collateral security for the prompt payment or performance in full when due of the Secured Obligations
(as hereinafter defined) as more fully set forth in
Section 2 below, each Grantor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Grantor's right, title and interest in and to the following (including, without limitation, all right, title and interest in, to and under all property of the estate of such Grantor, as such term is defined in Section 541 of the Bankruptcy Code), in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (the ``Collateral''):

          (a)  all equipment in all of its forms
including, but not limited to, all machinery, furnishings, tools, supplies, motor vehicles and other equipment of any kind and nature, together with all parts thereof
(including spare parts) and accessions thereto (any and all such equipment, parts and accessions being the ``Equipment'');

          (b)  all inventory in all of its forms,
including, but not limited to, (i) all goods and merchandise held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business,
(iii) all such goods in which such Grantor has a joint or other interest or right of any kind, and (iv) all such goods which are returned to or repossessed by such Grantor and all accessions thereto and products thereof (all such inventory, accessions and products being the "Inventory'') and all non-negotiable and negotiable documents of title
(including, without limitation, warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a ``Negotiable Document of Title'');

          (c) all accounts, accounts receivables, rights to payment and other receivables of any kind or nature
(including without limitation all of the foregoing arising in connection with the sale or lease of Inventory) and all contract rights, chattel paper, documents, instruments, notes, general intangibles related to the foregoing, whether or not earned by performance (collectively, the ``Accounts'') and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any of the Accounts (the ``Related
Contracts'');

          (d) the agreements and contracts to which such Grantor is a party, including without limitation those listed in Schedule I annexed hereto, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an ``Assigned
Agreement'' and collectively as the ``Assigned agreements''), including without limitation (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

          (e)  all of the Grantors' right, title and
interest in or other claim or demand both in law or equity, in any real property or estate including without limitation (i) all fee simple interests in real property,
(ii) all easements, rights-of-way and all right, title and interest of the Grantors to sidewalks, alleys, strips and gores of land adjacent to or used in connection with any real property, (iii) all leasehold estates, and all right, title and interest of the Grantors in and to any and all leases, subleases, licenses, concessions, franchises or similar agreements affecting or relating to any real property or any portion thereof, and all right, title and interest of the Grantors thereunder, including all cash, security deposits, rentals, and deposits or payments of similar nature,including without limitation the list of real property in Schedule II hereto (the
``Real Property'');

          (f) all right, title and interest, whether as owner, lessee or otherwise, in and to any and all buildings, constructions and improvements now or hereafter erected, including fixtures, attachments, appliances, equipment, machinery, and those other articles which are attached to said buildings, constructions and improvements, all of which shall be deemed and construed to be part of the realty (the ``Improvements and Fixtures'');

          (g)  all right, title and interest of the
Grantor in, to and under all plans, specifications, maps, surveys, studies, reports, permits, licenses, architectural, engineering and construction contracts, books of account and other documents, of whatever kind or character, relating to use, construction upon, occupancy, leasing, sale or operation of the Real Property or the Improvements and Fixtures (the ``Intangible Real Property
Collateral,'' and together with the Real Property and the Improvements and Fixtures, the ``Real Property
Collateral'');

          (h)  all cash, money and currency;

          (i) all demand, time, savings, passbook or like accounts or deposits with any bank, savings and loan association, credit union or like organization, including, without limitation, the Collection Accounts and the Disbursement Accounts (the ``Deposit Accounts'') and all post office boxes, mail stops or like mechanisms for the receipt of Accounts (collectively, the ``Lockboxes'') together with (i) all funds held therein and all notes, certificates, certificates of deposit, or other instruments representing or evidencing any such funds, the Deposit Accounts or the Lockboxes or issued in substitution therefor or in addition thereto, (ii) all investments from time to time credited thereto and all certificates and instruments, if any representing or evidencing such investments and (iii) all interest, dividends, cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any such Collateral (the
Collateral in this clause (i) is referred to as the ``Deposit Account Collateral'');

          (j)  to the extent not included in any other
paragraph of this Section 1, all cash equivalents, securities, certificates of deposit and other investments and all certificates and instruments, if any, from time to time representing or evidencing such investments and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect thereof or in exchange therefor;


          (k)  Each of the various published and
unpublished works of authorship, including, without limitation, the designs used by the Grantors in their business (collectively, the ``Copyrights''), all right, title and interest in and to the Copyrights and works protectable by copyright, which are presently, or in the future may be, owned, created, authored (as a work for hire), acquired or used (whether pursuant to a license or otherwise) by such Grantor, in whole or in part, and all common law and other rights in and to the Copyrights throughout the world, including all copyright licenses
(the ``Copyright Rights'') and all copyright registrations and applications for copyright registration which have heretofore or may hereafter be issued thereon or applied for with the United States Copyright Office and throughout the world (the ``Copyright Registrations''), and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), and all goodwill associated with the foregoing, including, without limitation: (i) all of Grantors' right, title and interest, to the extent that it has the same, in and to all Copyrights or rights or interests in Copyrights registered or recorded in the United States Copyright Office, including, without limitation, the Copyright Registrations listed on Schedule
III annexed hereto, as the same may be amended pursuant hereto from time to time; (ii) all of Grantors' right, title and interest, to the extent that it has the same, in and to all renewals and extensions of any such Copyrights that may be secured under the law now or hereafter in force and effect; and (iii) all of Grantors' right, title and interest, to the extent that it has the same, to make and exploit all derivative works based on or adopted from all works covered by the Copyrights referred to herein; it being understood and agreed that the Collateral assigned hereby shall include, without limitation, rights and interests pursuant to licensing or other contracts in favor of Grantors pertaining to Copyrights and works protectable by copyright presently or in the future owned or used by third-parties, but in the case of third-parties which are not Affiliates of the Grantors only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third-parties;

          (l)  each of the various intangible assets,
including trademarks, service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles and/or other source or business identifiers and applications pertaining thereto (the ``Trademarks'') and rights and interests in Trademarks which are presently, or in the future may be, owned, held (whether pursuant to a license or otherwise) or used by Grantors, in whole or in part (including, without limitation, the Trademarks specifically identified in Schedule IV annexed hereto, as the same may be amended pursuant hereto from time to time), and including all common law and other rights in and to the Trademarks in the United States and worldwide
(the ``Trademark Rights'') and all federal, state and foreign registrations thereof (the ``Trademark
Registrations'') heretofore or hereafter granted or applied for, and all rights (but not obligations) corresponding thereto in the United States and any foreign country, and all goodwill associated with any of the foregoing; it being understood that the rights and interests included herein shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to the Trademarks, Trademark Registrations or Trademark
Rights presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of Grantors, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties;

          (m)  all patents and the patent applications
(the ``Patents'') and rights and interests in Patents which are presently, or in the future, may be, owned, held
(whether pursuant to a license or otherwise) or used by Grantors, in whole or in part, (including without limitation the Patents listed on Schedule V annexed hereto, as the same may be amended pursuant hereto from time to time), and including all common law and other rights in and to the Patents in the United States and worldwide (the ``Patent Rights'') and all federal, state and foreign registrations thereof (the ``Patent
Registrations'') heretofore or hereafter granted or applied for, and all rights (but not obligations) corresponding thereto in the United States and any foreign country, and all goodwill associated with any of the foregoing; it being understood that the rights and interests included herein shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to the Patents, Patent Rights and Patent
Registrations presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of Grantors, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties;

          (n)  to the extent not included in any other
paragraph of this Section 1, all other general intangibles (including, without limitation, tax refunds, rights to payment or performance, causes of action and judgments taken on any rights or claims included in the Collateral and contract rights) and all goodwill;

          (o) all shares of capital stock (``Stock'') or other equity interests, including, without limitation, partnership interests, limited liability company interests and any securities convertible into, and warrants, options and other rights to acquire, Stock, partnership interests or limited liability company interests (``Other Equity
Interests''), together with certificates and instruments representing all of such shares of Stock or Other Equity
Interests, including without limitation all shares of Stock and Other Equity Interests owned by such Grantor on the date hereof as set forth on Schedule VI annexed hereto as the same may be amended pursuant hereto from time to time (the ``Pledged Shares''), and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to the Pledged Shares and, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any and all of the Pledged Shares;

          (p) all indebtedness from time to time owed to such Grantor by any Affiliate of such Grantor or any other
Person whether or not represented by any note or instrument, including without limitation the indebtedness owned by such Grantor on the date hereof set forth on
Schedule VII annexed hereto as the same may be amended pursuant hereto from time to time (the ``Pledged Debt''), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, and all collateral pledged to secure such indebtedness and all notes, security agreements and other documents and instruments relating to, or evidencing, such collateral (the Pledged Shares, the Pledged Debt and the other Collateral described in paragraphs (o) and (p) of this Section 1, collectively the ``Pledged Collateral'');

          (q) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (s)  to the extent not covered by any other
paragraph of this Section 1, all other property and assets of such Grantor real, personal and mixed;

          (t) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term ``proceeds'' includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

     In addition to, and not by way of limitation of, the pledge of and grant of security interest in any Collateral set forth above, each Grantor hereby, effective upon the occurrence of an Event of Default and written notice from Secured Party, assigns, grants, sells, conveys, transfers and sets over to Secured Party for its benefit and all of such Grantor's rights, title and interest in and to the Copyrights, Copyright Rights, Copyright Registrations,
Trademarks, Trademark Rights, Trademark Registrations,
Patents, Patent Rights and Patent Registrations and all associated goodwill.


Section 2.     Security for Obligations

     This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise
(including, to the extent applicable, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy
Code, of all Obligations of every nature of each Grantor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan
Documents to which such Grantor is a party and all extensions or renewals thereof, whether for principal, interest (including without limitation, to the extent applicable, interest that, but for the filing of a petition in bankruptcy with respect to any Grantor, would accrue on such obligations and whether or not allowed, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such Obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party as a preference, fraudulent transfer or otherwise (all such Obligations being the ``Underlying Debt''), and all Obligations of every nature of each Grantor now or hereafter existing under this Agreement (all such Obligations of Grantors, together with the Underlying Debt, being the ``Secured Obligations'').


Section 3.     Each Grantor Remains Liable

     Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.    The Deposit Accounts; Cash Management System

     (a) All Deposit Accounts of the Grantors (including without limitation the Collection Accounts and the Restricted Disbursement Accounts) are subject to the sole dominion and control of Secured Party (subject only to the rights of Grantors to make withdrawals from the Restricted
Disbursement Accounts in accordance with subsection 6.10 of the Credit Agreement).

     (b) Each Grantor hereby agrees to instruct all obligors with respect to Accounts to make all payments with respect to Accounts to a Collection Account included in the Cash Management System.

     (c) Each Grantor hereby acknowledges, and hereby agrees and covenants to comply with, the provisions of the Credit Agreement specifically applicable to it and the Cash Management System including, without limitation, subsection 6.10 of the Credit Agreement.


Section 5.     Representations and Warranties

     Each Grantor represents and warrants as follows:

          (a) Credit Agreement Representations. Each of the representations and warranties set forth in Section 5 of the Credit Agreement are true, correct and complete to the extent specifically applicable to such Grantor and the Collateral of such Grantor therein and each such representation and warranty is hereby incorporated herein by this reference.

          (b) Ownership of Collateral. Except for the security interest created by this Agreement and the other
Loan Documents in favor of Secured Party and other Liens permitted by the terms of the Credit Agreement, such Grantor owns the Collateral held by it free and clear of any Lien. Except as may have been filed in favor of Secured Party relating to this Agreement and the other
Loan Documents, and other Liens and financing statement filings or other recordings permitted by the terms of the Credit Agreement, no effective financing statement, mortgage or other instrument similar in effect covering all or any part of such Grantor's Collateral is on file in any filing or recording office other than financing statements for which executed termination statements have been delivered to the Secured Party;

          (c) Location of Equipment and Inventory. All of the Equipment and Inventory is, as of the date hereof, located at the places specified in Schedule 5.1 to the Credit Agreement.

          (d) Office Locations; Fictitious Names. As of the Closing Date, the principal place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the six month period preceding the date hereof, located as set forth in Schedule 5.1 to the Credit
Agreement. At all times after the Closing Date, the chief place of business, chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of chattel paper that evidence payment rights are located as set forth in Schedule 5.1 to the Credit Agreement or are locations identified on a notice delivered to Secured Party pursuant to Section 7(c) of this Agreement. Such Grantor has not in the past done, and does not now do, business under any other name
(including any trade-name or fictitious business name) except as set forth in Schedule 5.1 to the Credit
Agreement.

          (e)  Delivery of Certain Collateral.  All
Pledged Shares, Pledged Debt, chattel paper and all notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Secured
Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

          (f)  Governmental Authorizations.  No
authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (except for the Court which has been obtained) is required for either (i) the grant by such Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by such Grantor or (ii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of such Grantor).

          (g) Perfection. The security interests in the Collateral granted to the Secured Party hereunder constitute valid and perfected first priority security interests in the Collateral.

          (h)  Description of Copyrights.  A true and
complete list of all Copyrights, Copyright Rights, Copyright Registrations and applications for Copyright
Registrations owned, held (whether pursuant to a license or otherwise) or used by Grantors, in whole or in part, in conducting its business is set forth in Schedule III attached hereto. Grantors have full right, title and interest in such Copyrights, Copyright Rights and Copyright Registrations except as otherwise expressly set forth on Schedule III and no third parties have any interests in, or rights to use such Copyrights, Copyrights
Rights or Copyright Registrations except pursuant to the license agreements set forth on Part A of Schedule VIII annexed hereto.

          (i)  Validity and Enforceability of Copyrights.
Each of the Copyrights, Copyright Registrations and
Copyright Rights are valid, subsisting and enforceable and Grantors are not aware of any pending or threatened claim by any third party that any of the Copyrights, Copyright
Registrations or Copyright Rights are invalid or unenforceable or that the use of any of the Copyrights, Copyright Registrations or Copyright Rights violates the rights of any third person or any basis for any such claim.

          (j)  Description of Trademarks.  A true and
complete list of all Trademarks, Trademark Registrations and Trademark Rights and applications for Trademark
Registrations owned, held (whether pursuant to a license or otherwise) or used by Grantors, in whole or in part, as of the date of this Agreement is set forth in Schedule
IV annexed hereto. Grantors have full right, title and interest in such Trademarks, Trademark Rights and Trademark Registrations except as otherwise expressly set forth on Schedule IV and no third parties have any interests in, or rights to use such Trademarks, Trademark
Rights or Trademark Registrations except pursuant to the license agreements set forth on Part B of Schedule VIII annexed hereto.

          (k)  Validity and Enforceability of Trademarks.
Each of the Trademarks, Trademark Registrations and
Trademark Rights is valid, subsisting and enforceable and the Grantors are not aware of any pending or threatened claim by any third party that any of the Trademarks, Trademark Registrations or Trademark Rights is invalid or unenforceable or that the use of any of the Trademarks, Trademark Registrations or Trademark Rights violates the rights of any third person or of any basis for any such claim.

          (l)  Description of Patents.  A true and
complete list of all Patents, Patent   Registrations and
Patent Rights and applications for Patent Registrations owned, held (whether pursuant to a license or otherwise) or used by Grantors, in whole or in part, as of the date of this Agreement is set forth in Schedule V annexed hereto. Grantors have full right, title and interest in such Patents, Patent Registrations and Patent Rights except as otherwise expressly set forth on Schedule V and no third parties have any interest in or rights to use such Patents, Patent Registrations or Patent Rights except pursuant to the license agreements set forth on Part C of
Schedule VIII annexed hereto.

          (m)  Validity and Enforceability of Patents.
Each of the Patents, Patent Registrations and Patent
Rights is valid, subsisting and enforceable and the Grantors are not aware of any pending or threatened claim by any third party that any of the Patents, Patent
Registrations or Patent Rights is invalid or unenforceable or that the use of any of the Patents, Patent
Registrations or Patent Rights violates the rights of any third person or of any basis for any such claim.

          (n)  Due Authorization etc. of the Pledged
Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

          (o)  Description of Pledged Collateral.  The
Pledged Shares constitute all of the issued and outstanding shares of capital stock or other equity interests of each issuer thereof except as otherwise expressly noted in Schedule VI and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares.
The Pledged Debt listed on Schedule VII constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to any Grantor.

          (p) Real Property Collateral. Grantors do not own, lease or otherwise hold any interest in Real Property
Collateral other than that described on Schedule II annexed hereto.

          (q)  Other Information.  All information
heretofore, herein or hereafter supplied to Secured Party by or on behalf of such Grantor with respect to the Collateral is accurate and complete in all material respects.


Section 6.     Further Assurances

     (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or by the Interim Order or Final Order or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will: (i) upon the request of Secured Party, mark conspicuously each item of chattel paper included in the Accounts, and each of its records pertaining to the Collateral, with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured
Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including at any time during the occurrence and continuance of any Event of Default or Potential Event of Default, checks) and all original counterparts of chattel paper constituting
Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, (iv) upon the request of Secured Party execute and record mortgages and fixture filings in form and substance satisfactory to Secured
Party covering the Real Property Collateral, (v) at any reasonable time during business hours and upon the terms set forth in the Credit Agreement, upon request by Secured
Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (vi) at Secured Party's reasonable request, appear in and defend any action or proceeding that may affect Secured Party's security interest in all or any part of the Collateral.

     (b) Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor. Such
Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

     (c) Such Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

     (d) The Grantors shall promptly notify Secured Party in writing of any rights to any new Copyrights, Copyright
Rights, Trademarks, Trademark Rights, Patents or Patent
Rights acquired by Grantors after the date hereof and of any Copyright Registrations, Trademark Registrations or
Patent Registrations issued or applications for Copyright
Registrations, Trademark Registrations or Patent
Registrations made after the date hereof.

     (e) Grantors hereby authorize Secured Party to modify this Agreement without obtaining Grantors' approval of or signature to such modification by amending Schedules
III, IV and V annexed hereto, as the case may be, to include reference to any right, title or interest in any Copyright, Copyright Registration, Copyright Right,
Trademark, Trademark Registration, Trademark Right,
Patent, Patent Registration, or Patent Right now existing or hereafter acquired or developed by Grantor after the execution hereof, provided that the failure to make any such amendment or modification with respect to any existing or new Copyright, Copyright Registration, Copyright Right, Trademark, Trademark Registration,
Trademark Right, Patent, Patent Registration or Patent
Right shall not impair the security interest of Secured
Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.


Section 7.     Certain Covenants of the Grantors

     Each Grantor shall:

          (a) not use or permit any Collateral to be used in violation of any provision of this Agreement or any other Loan Document or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          (b)  notify Secured Party in writing of any
change in such Grantor's name, identity or corporate structure at least 30 days prior to such change;

          (c) not change such Grantor's principal place of business, chief executive office, the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts, locations of Equipment or Inventory (or new locations therefor), unless Grantor provides Secured Party notice in writing at least 30 days in advance of such change and has taken all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or by the Interim Order or the Final Order or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to Collateral affected by such change; and

          (d)  except as otherwise permitted by the Credit
Agreement, pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral.


Section 8.     Special Covenants with Respect to Inventory

     Each Grantor shall:

          (a) keep correct and accurate records of the Inventory consistent with customary industry standards and practices for businesses of a comparable size, itemizing and describing the kind, type and quantity of Inventory and such Grantor's cost therefor;

          (b)  upon the occurrence and during the
continuance of an Event of Default and at the request of the Secured Party, instruct all agents and processors for any Inventory to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

          (c) promptly upon the issuance and delivery to such Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party.

Section 9.     Special Covenants with Respect to Insurance


     (a) Each Grantor shall, at its own expense, maintain insurance with respect to the Real Property Collateral, Equipment and Inventory in such amounts, against such risks, in such form and with such insurers as required by the Credit Agreement. Grantor shall, if so requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance.
Further, such Grantor shall, at the request of Secured
Party, duly execute and deliver instruments of assignment of such insurance policies in a form satisfactory to the Secured Party and cause the respective insurers to acknowledge notice of such assignment.

     (b) All proceeds of insurance maintained by Grantors shall be paid directly to the Collection Accounts. So long as no Event of Default has occurred and is continuing, in case of any loss involving damage to any Real Property Collateral, Equipment or Inventory, the applicable Grantor shall make or cause to be made the necessary repairs to or replacements of such Real Property
Collateral, Equipment or Inventory and any payments by Grantors in connection therewith shall constitute
Permitted Payments to the extent set forth in an Approved
Budget.


Section 10. Special Covenants with Respect to Accounts and Related Contracts

     (a) Each Grantor shall maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and
(ii) all documentation relating thereto, in accordance with its customary practices and procedures for retention of such information consistent with practices in effect on the date hereof and shall permit representatives of Secured Party at any time upon notice during normal business hours to inspect and make abstracts from such records and chattel paper, and such Grantor agrees for purposes of enabling Secured Party to exercise its rights and remedies hereunder to render to Secured Party, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, such Grantor shall deliver to Secured Party complete and correct copies of specific Related Contracts as identified by Secured Party.

     (b)  Subject to subsection 6.10 of the Credit
Agreement and except as otherwise provided in this subsection (b), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Contracts. In connection with such collections, such Grantor may take
(and, upon the occurrence and during the continuance of an Event of Default, at Secured Party's direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default, and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. Without limiting the duties or obligations of any Grantor under Section 4 hereof and subsection 6.10 of the Credit Agreement (or any trusts created thereunder), after receipt by such Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds
(including checks and other instruments) received by such Grantor in respect of the Accounts and the Related
Contracts shall be received in trust and held for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as Collateral and applied as provided by Section 20, and
(ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.


Section 11.    [Reserved]


Section 12.    Covenants as to Pledged Collateral

     (a) Each Grantor shall deliver to Secured Party all notes, certificates or instruments representing or evidencing the Pledged Collateral, and such notes, certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.
Secured Party shall have the right, at any time upon the occurrence and during the continuance of an Event of Default and without notice to such Grantor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral. In addition, Secured Party shall have the right at any time to exchange notes, certificates or instruments representing or evidencing Pledged Collateral for notes, certificates or instruments of smaller or larger denominations.

     (b) Upon obtaining any additional shares of Stock or Other Equity Securities or certificates, instruments or notes required to be pledged hereunder, promptly (and in any event within five Business Days) deliver to Secured
Party a Pledge Amendment, duly executed by Grantor in substantially the form of Schedule IX annexed hereto (a
``Pledge Amendment''), in respect of the additional
Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Each Grantor hereby authorizes Secured
Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Collateral;
provided that the failure of a Grantor to execute a Pledge
Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Lender hereunder with respect thereto.

Section 13.    Voting Rights; Dividends; etc.

     (a) So long as no Event of Default shall have occurred and be continuing: (i) each Grantor shall be entitled to exercise any and all voting rights pertaining to the Pledged Collateral of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or any other Loan
Document and (ii) Secured Party shall execute and deliver
(or cause to be executed and delivered) to Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to clause (i) above.

     (b) In addition to the rights of Secured Party under this Agreement and the other Loan Documents, upon the occurrence and during the continuance of an Event of Default, at the election of Secured Party: (i) all rights of any Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 13(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights and (ii) Grantor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other consensual rights which it is entitled to exercise pursuant to clause (i) above. Without limiting the effect of the immediately preceding clause
(ii), each Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Collateral or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations and the termination of the Commitments.

Section 14. License of Patents, Trademarks, Copyrights, etc.

     Without limiting any security interest or assignment thereof pursuant to Section 1, each Grantor hereby assigns, transfers and conveys to Secured Party, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by Grantors that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantors.


Section 15.    Transfers and Other Liens

     Except in accordance with the Credit Agreement, no Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (ii) except for the security interest created by this Agreement or the other Loan Documents in favor of Secured
Party and other Liens permitted by the Credit Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral.


Section 16.    Secured Party Appointed Attorney-In-Fact

     Each Grantor hereby irrevocably appoints Secured
Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured
Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to Section 9;

          (b) upon and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

          (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured
Party with respect to any of the Collateral;

          (e) to pay or discharge taxes or Liens (other than Liens permitted under the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured
Party to become Secured Obligations of such Grantor to Secured Party, due and payable immediately without demand;

          (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral;

          (g)  upon the occurrence and during the
continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and such Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

          (h)  to take any and all action permitted by
subsection 6.10 of the Credit Agreement, which subsection is hereby incorporated herein by this reference.


Section 17.    Secured Party May Perform

     If such Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by such Grantors and be part of the Secured
Obligations.


Section 18.    Standard of Care

     (a) The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

     (b)  Secured Party shall not be liable to any Grantor
(i) for any loss or damage sustained by it, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of, in connection with or that is in any way related to
(1) any exercise by Secured Party of any right or remedy under this Agreement or (2) any other act of or failure to act by Secured Party, except to the extent that the same shall be determined by a final judgment of a court of competent jurisdiction that is final and not subject to review on appeal, to be the result of acts or omissions on the part of Secured Party - constituting gross negligence or willful misconduct.

     (c)  NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST
SECURED PARTY OR ITS AFFILIATES, DIRECTORS, OFFICERS,
EMPLOYEES OR ATTORNEYS FOR ANY SPECIAL, INDIRECT OR
CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL
CONDUCT (WHETHER THE CLAIM THEREFOR IS BASED ON CONTRACT,
TORT OR DUTY IMPOSED BY LAW) IN CONNECTION WITH, ARISING
OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS
CONTEMPLATED AND RELATIONSHIP ESTABLISHED BY THIS
AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN
CONNECTION THEREWITH; AND GRANTOR HEREBY WAIVES, RELEASES
AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH
DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN
OR SUSPECTED TO EXIST IN ITS FAVOR.


Section 19.    Remedies

     (a) Notwithstanding anything herein to the contrary, Secured Party shall give Grantors, Haynes & Boone (counsel to certain holders of Senior Notes), the trustee under the Existing Indenture and counsel to any official creditors' committee in respect of the Chapter 11 Cases, five
Business Days' prior written notice (which notice shall be delivered by facsimile or overnight courier) of the intention to exercise its rights and remedies with respect to the Collateral and file a copy of such notice with the clerk of the Court all in accordance with the Borrowing
Orders. Secured Party shall not have any obligation of any kind to make a motion or application to the Bankruptcy
Court to exercise its rights and remedies set forth or referred to in this Agreement or in the other Loan
Documents. The enumeration of the rights and remedies set forth in this section is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative.

     (b) If any Event of Default shall have occurred and be continuing, Secured Party may (i) instruct any Depository Institution at which a Deposit Account of any Grantor is maintained or which holds Deposit Account
Collateral to (x) sell any of the Deposit Account
Collateral, (y) transfer any or all of the Deposit Account
Collateral constituting cash to a Collection Account or transfer any or all of the Deposit Account Collateral to another account established in Secured Party's name
(whether at Secured Party or otherwise), or (z) register title to any Deposit Account Collateral in the name of Secured Party or one of its nominees or agents, without reference to any interest of any Grantor and/or (ii) exercise any and all rights of set-off available to Lender under the Credit Agreement, any other Loan Document or otherwise.

     (c) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, in the Credit Agreement, in any other agreement between any Grantor and Secured
Party or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform
Commercial Code as in effect in any relevant jurisdiction
(the ``Code'') (whether or not the Code applies to the affected Collateral), and also may (i) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral, lease or license use of any Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, and
(v) without notice except as specified in clause (a) above and below in this clause (c) sell, lease, or otherwise dispose, of the Collateral or any part thereof in one or more parcels at public or private sale, or other disposition, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or may be the purchaser of any or all of the Collateral at any such sale and Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each
Grantor agrees that, to the extent notice of sale shall be required by law, at least five days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured
Obligations, such Grantor shall be liable for the deficiency and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

     (d) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the ``Securities
Act''), and applicable state securities laws, Secured
Party may be compelled, with respect to any sale of all or any part of the Pledged Shares conducted without prior registration or qualification of such Pledged Shares under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Shares for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

     (e) If Secured Party determines to exercise its right to sell any or all of the Pledged Shares, upon written request, each Grantor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Shares which may be sold by Secured Party in exempt transactions under the Securities
Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

     (f) Secured Party may, by one or more motions, which Borrowers agree not to oppose, cause any part or all of the assets and properties of the Borrowers to be sold at one or more sales pursuant to Section 363 of the Bankruptcy Code, or Secured Party may request that Borrowers file and prosecute such motion or motions and Borrowers agree to do so.

Section 20.    Application of Proceeds

     Except as expressly provided elsewhere in this Agreement or the Credit Agreement, all proceeds received by Secured Party in respect of any sale of, (subject to Section 6.10 of the Credit Agreement) collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all fees, expenses, indemnities and other amounts to which Secured Party is entitled hereunder and all advances made by Secured Party hereunder for the account of any Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with
Section 21;

          SECOND:  To the payment of all other Secured
Obligations in accordance with the terms of the Credit
Agreement in such order as Secured Party may elect; and

          THIRD: To the payment to or upon the order of any Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.


Section 21.    Indemnity and Expenses

     (a) Each Grantor jointly and severally agrees to indemnify Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's (or its officer's, employee's or agent's) gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

     (b) Each Grantor jointly and severally agrees to pay to Secured Party upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with
(i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

     (c)  The obligations of Grantors under this Section
21 shall survive the termination of this Agreement and the discharge of Grantors' other obligations under the Loan
Documents.


Section 22.    Continuing Security Interest

     This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured
Obligations and the cancellation or termination of the Commitments, (b) be binding upon each Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Upon the payment in full of all Secured
Obligations in respect of the Loan Documents and the cancellation or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral owned by a Grantor shall revert to such Grantor. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination and the release of the Secured Party's security interest in such Collateral.


Section 23.    Amendments; etc.

     No amendment or waiver of any provision of this Agreement, or consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of an amendment, each Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.


Section 24.    Notices

     Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United
States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon confirmation of receipt of telecopy or telex, or four
Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth in the Credit Agreement or as to any party, such other address as shall be designated by such party in a written notice delivered to the other parties in accordance with this Agreement.

Section 25.    Failure or Indulgence not Waiver; Remedies
Cumulative

     No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.


Section 26.    Pledge, Grant and Obligations Several

     The pledge and grant of the Collateral of, and the obligations hereunder of, each Grantor are independent and several, and may be enforced against such Grantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other
Grantor.


Section 27.    Marshalling; Payments Set Aside

     Secured Party shall not be under any obligation to marshal any assets in favor of any Grantor or any other party or against or in payment of any or all of the Secured Obligations. To the extent that any Grantor makes a payment or payments to Secured Party or Secured
Party enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


Section 28.    Waiver of Hearing

     Each Grantor expressly waives, to the maximum extent permitted by law, any constitutional or other right to a judicial hearing prior to the time Secured Party takes possession or disposes of the Collateral as provided in
Section 19 hereof.


Section 29.    Severability

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 30.    Headings

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


Section 31.    Governing Law; Terms

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL
LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT
LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATION LAWS
OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF
LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT FEDERAL LAW OR
THE UNIFORM COMMERCIAL CODE PROVIDES THAT THE VALIDITY OR
PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES
HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE
GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE
STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.


Section 32.    Counterparts

     This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument;
signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


Section 33.    Reassignment.

     If (a) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (b) no other Event of Default shall have occurred and be continuing, (c) an assignment to Secured Party of any rights, title and interests in and to any of the Copyrights, Copyright
Rights, Copyright Registrations, Trademarks, Trademark
Rights, Trademark Registrations, Patents, Patent Rights or
Patent Registrations shall have been previously made and shall have become absolute and effective pursuant to the last paragraph of Section 1, and (d) the Secured
Obligations shall not have been Accelerated, upon the written request of Grantors and the written consent of Secured Party, Secured Party shall promptly execute and deliver to Grantors such assignments as may be necessary to reassign to Grantors any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party pursuant hereto; provided that, after giving effect to such reassignment, Secured
Party's security interest and conditional assignment granted pursuant to Section 1, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect.

Section 34.    Conflicting Provisions

     Notwithstanding anything to the contrary contained in this Agreement (i) to the extent that the provisions of this Agreement are in direct conflict with the express provisions of the Credit Agreement, the Credit Agreement shall control and (ii) to the extent that any provisions of this Agreement relating to Real Property Collateral are in direct conflict with the provisions of any Mortgage entered into pursuant to the Credit Agreement for the benefit of Secured Party, the express provisions of such Mortgage shall control.

      [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                        GRANTORS:

                        FRUEHAUF TRAILER CORPORATION


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer


                        FGR, INC.


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer


                        FRUEHAUF CORPORATION


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer

                        MARYLAND SHIPBUILDING & DRYDOCK
                              COMPANY


                        By: /s/ Gary K. Lorenz
                            ---------------------
                        Name:   Gary K. Lorenz
                        Title:  President


                        THE MERCER CO.


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer


                        FRUEHAUF INTERNATIONAL LIMITED


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasure


                        DEUTSCHE-FRUEHAUF HOLDING
                           CORPORATION


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer


                        JACKSONVILLE SHIPYARDS, INC.


                        By: /s/ Gary K. Lorenz
                            ---------------------
                        Name:   Gary K. Lorenz
                        Title:  President



                        M.J. HOLDINGS, INC.


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer

                        E.L. DEVICES, INC.


                        By: /s/ Gary K. Lorenz
                            ---------------------
                        Name:   Gary K. Lorenz
                        Title:  President


                        SECURED PARTY:

                        MADELEINE, L.L.C.


                        By:/s/ Joyce Johnson-Miller
                           -------------------------
                        Name: Joyce Johnson-Miller
                        Title: Attorney-In-Fact